Exhibit 99.2

Analog Devices Reports Record First Quarter Fiscal 2022 Results

•Revenue of $2.68 billion with double digit year-over-year growth across all end markets
•Operating cash flow of $3.16 billion and free cash flow of $2.78 billion or 33% of revenue on a trailing twelve-month basis
•Completed $2.5 billion accelerated share repurchase program, retiring 14.4 million shares
•Announced 10% dividend increase, marking 19th raise in the past 18 years

WILMINGTON, Mass.--(BUSINESS WIRE)--February 16, 2022--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its first quarter of fiscal 2022, which ended January 29, 2022.
“ADI delivered its fourth consecutive quarter of record revenue with momentum across all end markets and geographies. The growing demand for our solutions and our commitment to operational excellence enabled adjusted gross margin, operating margin and EPS to achieve new highs,” said Vincent Roche, President and CEO. “With higher bookings and backlog as well as additional capacity investments, I am confident we will sustain this level of performance throughout 2022.”
Roche continued, “Our high-performance analog, mixed signal and power technologies are increasingly vital to our customer’s digitalization journeys. Through years of strategic investment, both organic and inorganic, we’ve built an unparalleled performance-leading portfolio equipped to capitalize on the increasing demand surrounding secular megatrends such as automation, electrification, and advanced connectivity. Our unwavering commitment to innovation will play a pivotal role in accelerating these trends, ultimately delivering value to our customers and shareholders.”

Performance for the First Quarter of Fiscal 2022

Results Summary(1)
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Jan. 29, 2022	Jan. 30, 2021	Change
Revenue	$2,684	$1,558	72%
Gross margin	$1,402	1,045	34%
Gross margin percentage	52.2%	67.1%	(1,490 bps)
Operating income	$365	$464	(21)%
Operating margin	13.6%	29.8%	(1,620 bps)
Diluted earnings per share	$0.53	$1.04	(49)%

Adjusted Results
Adjusted gross margin	$1,931	$1,090	77%
Adjusted gross margin percentage	71.9%	70.0%	190 bps
Adjusted operating income	$1,228	$635	93%
Adjusted operating margin	45.8%	40.7%	510 bps
Adjusted diluted earnings per share	$1.94	$1.44	35%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Jan. 29, 2022	Jan. 29, 2022
Net cash provided by operating activities		$856	$3,164
% of revenue		32%	37%
Capital expenditures		$(111)	$(387)
Free cash flow		$745	$2,776
% of revenue		28%	33%

		Three Months Ended	Trailing Twelve Months
Cash Return		Jan. 29, 2022	Jan. 29, 2022
Dividend paid		$(363)	$(1,243)
Stock repurchases (2)		(576)	(3,024)
Total cash returned		$(939)	$(4,267)

(1) The sum and/or computation of the individual amounts may not equal the total due to rounding.
(2) Includes $500 million of stock repurchases, which were prepaid in the fourth quarter of fiscal 2021 as part of our accelerated share repurchase program.

Outlook for the Second Quarter of Fiscal Year 2022

For the second quarter of fiscal 2022, we are forecasting revenue of $2.80 billion, +/- $100 million. At the midpoint of this revenue outlook, we expect reported operating margin of approximately 26.5%, +/-150 bps, and adjusted operating margin of approximately 46.5%, +/-70 bps. We are planning for reported EPS to be $1.14, +/-$0.10, and adjusted EPS to be $2.07, +/-$0.10.

Our second quarter fiscal 2022 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.76 per outstanding share of common stock. The dividend will be paid on March 8, 2022 to all shareholders of record at the close of business on February 25, 2022.

Conference Call Scheduled for Today, Wednesday, February 16, 2022 at 10:00 am ET

ADI will host a conference call to discuss our first quarter fiscal 2022 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone. The participant dial-in for both domestic and international callers will be available ten minutes before the call begins by calling 833-423-0297. International participants may provide the passcode 8334230297.

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 2584663, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted nonoperating expense (income), adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin percentage.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition related expenses1, which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2 and special charges, net3, which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted nonoperating expense (income) is defined as nonoperating expense (income), determined in accordance with GAAP, excluding: acquisition related expenses1, which is described further below.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, and special charges, net3, which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 , which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition related expenses1, acquisition related transaction costs2, special charges, net3, and tax related items4, which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to debt, inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include fair value adjustments associated with the replacement of share-based awards related to the Maxim Integrated Products, Inc. (Maxim) and Linear Technology Corporation (Linear) acquisitions. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.
2Acquisition Related Transaction Costs: Costs directly related to the proposed Maxim Integrated Products, Inc. acquisition, including legal, accounting and other professional fees as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Special Charges, net: Expenses, net, incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts or reorganizational initiatives. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax Related Items: Income tax effect of the non-GAAP items discussed above. We excluded the income tax benefit effect of these tax related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices, Inc. (Nasdaq: ADI) operates at the center of the modern digital economy, converting real-world phenomena into actionable insight with its comprehensive suite of analog and mixed signal, power management, radio frequency (RF), and digital and sensor technologies. ADI serves 125,000 customers worldwide with more than 75,000 products in the industrial, communications, automotive, and consumer markets. ADI is headquartered in Wilmington, MA. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding the economic recovery, demand and supply; the impact of the COVID-19 pandemic on our business, financial condition and results of operations; expected revenue, operating margin, tax rate, earnings per share, and other financial results; expected market trends, market share gains, operating leverage, production and inventory levels; expected customer demand and order rates for our products and expected product offerings; product development; and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic; political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending; unavailability of raw materials, services, supplies or manufacturing capacity; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock;

the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 29, 2022	Jan. 30, 2021
Revenue	$2,684,293	$1,558,458
Cost of sales	1,282,296	513,087
Gross margin	1,401,997	1,045,371
Operating expenses:
Research and development	426,780	288,150
Selling, marketing, general and administrative	297,365	185,275
Amortization of intangibles	253,367	107,648
Special charges, net	59,728	438
Total operating expenses	1,037,240	581,511
Operating income	364,757	463,860
Nonoperating expense (income):
Interest expense	51,964	42,479
Interest income	(218)	(209)
Other, net	(10,544)	(15,028)
Total nonoperating expense (income)	41,202	27,242
Income before income taxes	323,555	436,618
Provision for income taxes	43,478	48,099
Net income	$280,077	$388,519

Shares used to compute earnings per common share - basic	525,291	369,203
Shares used to compute earnings per common share - diluted	530,142	373,106

Basic earnings per common share	$0.53	$1.05
Diluted earnings per common share	$0.53	$1.04

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	Jan. 29, 2022	Oct. 30, 2021
Cash & cash equivalents	$1,790,399	$1,977,964
Accounts receivable	1,636,928	1,459,056
Inventories	972,571	1,200,610
Other current assets	236,797	740,687
Total current assets	4,636,695	5,378,317
Net property, plant and equipment	2,037,290	1,979,051
Goodwill	26,940,594	26,918,470
Intangible assets, net	14,762,722	15,267,170
Deferred tax assets	2,317,301	2,267,269
Other assets	521,012	511,794
Total assets	$51,215,614	$52,322,071

Other current liabilities	$2,221,906	$2,253,649
Debt, current	—	516,663
Long-term debt	6,253,575	6,253,212
Deferred income taxes	3,952,185	3,938,830
Other non-current liabilities	1,360,636	1,367,175
Shareholders' equity	37,427,312	37,992,542
Total liabilities & equity	$51,215,614	$52,322,071

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended
	Jan. 29, 2022	Jan. 30, 2021
Cash flows from operating activities:
Net income	$280,077	$388,519
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	65,165	56,309
Amortization of intangibles	504,645	145,044
Stock-based compensation expense	86,939	36,638
Cost of goods sold for inventory acquired	271,396	—
Deferred income taxes	(34,651)	(27,275)
Other	(1,748)	(14,553)
Changes in operating assets and liabilities	(315,410)	(156,741)
Total adjustments	576,336	39,422
Net cash provided by operating activities	856,413	427,941
Cash flows from investing activities:
Additions to property, plant and equipment	(111,133)	(67,388)
Other	7,824	(7,683)
Net cash used for investing activities	(103,309)	(75,071)
Cash flows from financing activities:
Early termination of debt	(519,116)	—
Dividend payments to shareholders	(362,645)	(229,179)
Repurchase of common stock	(76,019)	(157,057)
Proceeds from employee stock plans	8,471	19,920
Other	12,041	2,493
Net cash used for financing activities	(937,268)	(363,823)
Effect of exchange rate changes on cash	(3,401)	3,156
Net decrease in cash and cash equivalents	(187,565)	(7,797)
Cash and cash equivalents at beginning of period	1,977,964	1,055,860
Cash and cash equivalents at end of period	$1,790,399	$1,048,063

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolves and improves, the categorization of products by end market can vary over time. When this occurs, we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	January 29, 2022			January 30, 2021
	Revenue	% of Revenue[1]	Y/Y%	Revenue	% of Revenue[1]
Industrial	$1,341,113	50%	57%	$856,186	55%
Automotive	552,671	21%	124%	246,504	16%
Communications	412,397	15%	46%	281,726	18%
Consumer	378,112	14%	117%	174,042	11%
Total revenue	$2,684,293	100%	72%	$1,558,458	100%

1) The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended
	Jan. 29, 2022	Jan. 30, 2021
Gross margin	$1,401,997	$1,045,371
Gross margin percentage	52.2%	67.1%
Acquisition related expenses	528,614	44,997
Adjusted gross margin	$1,930,611	$1,090,368
Adjusted gross margin percentage	71.9%	70.0%

Operating expenses	$1,037,240	$581,511
Percent of revenue	38.6%	37.3%
Acquisition related expenses	(262,200)	(110,300)
Acquisition related transaction costs	(12,891)	(15,236)
Special charges, net	(59,728)	(438)
Adjusted operating expenses	$702,421	$455,537
Adjusted operating expenses percentage	26.2%	29.2%

Operating income	$364,757	$463,860
Operating margin	13.6%	29.8%
Acquisition related expenses	790,814	155,297
Acquisition related transaction costs	12,891	15,236
Special charges, net	59,728	438
Adjusted operating income	$1,228,190	$634,831
Adjusted operating margin	45.8%	40.7%

Nonoperating expense (income)	41,202	27,242
Acquisition related expenses	2,299	—
Adjusted nonoperating expense (income)	$43,501	$27,242

Income before income taxes	$323,555	$436,618
Acquisition related expenses	788,515	155,297
Acquisition related transaction costs	12,891	15,236
Special charges, net	59,728	438
Adjusted income before income taxes	$1,184,689	$607,589

Provision for income taxes	$43,478	$48,099
Effective tax rate	13.4%	11.0%
Income tax effect of adjustments above	114,389	22,796
Adjusted provision for income taxes	$157,867	$70,895
Adjusted tax rate	13.3%	11.7%

Diluted EPS	$0.53	$1.04
Acquisition related expenses	1.49	0.42
Acquisition related transaction costs	0.02	0.04
Special charges, net	0.11	0.00
Income tax effect of adjustments above	(0.22)	(0.06)
Adjusted diluted EPS*	$1.94	$1.44
* The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Jan. 29, 2022	Jan. 29, 2022	Oct. 30, 2021	Jul. 31, 2021	May 1, 2021
Revenue	$8,444,121	$2,684,293	$2,339,568	$1,758,853	$1,661,407
Net cash provided by operating activities	$3,163,541	$856,413	$940,726	$630,041	$736,361
% of Revenue	37%	32%	40%	36%	44%
Capital expenditures	$(387,421)	$(111,133)	$(130,777)	$(86,341)	$(59,170)
Free cash flow	$2,776,120	$745,280	$809,949	$543,700	$677,191
% of Revenue	33%	28%	35%	31%	41%

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

	Three Months Ending April 30, 2022
	Reported	Adjusted
Revenue	$2.8 Billion	$2.8 Billion
	(+/- $100 Million)	(+/- $100 Million)
Operating margin	26.5%	46.5% (1)
	(+/-150 bps)	(+/-70 bps)
Nonoperating expense	~ $50 Million	~ $50 Million
Tax rate	13%	13% (2)
Earnings per share	$1.14	$2.07 (3)
	(+/- $.10)	(+/- $.10)

(1) Includes $520 million of adjustments related to acquisition related expenses and $40 million of adjustments related to special charges, net and acquisition related transaction costs as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $73 million of tax effects associated with the adjustments for acquisition related expenses, special charges, net and acquisition related transaction costs noted above.
(3) Includes $0.93 of adjustments related to the net impact of acquisition related expenses, special charges, net and acquisition related transaction costs, as well as the tax effects on those items.

(ADI-WEB)

For more information, please contact:

Investor Contact:
Analog Devices, Inc.
Mr. Michael Lucarelli
Vice President of Investor Relations and FP&A
781-461-3282
investor.relations@analog.com

Media Contacts:
Teneo
Ms. Andrea Calise
917-826-3804
andrea.calise@teneo.com

Teneo
Ms. Megan Fenton
917-860-0356
megan.fenton@teneo.com